                                   EXHIBIT 11


                         GLOBAL MOTORSPORT GROUP, INC.
                       STATEMENT REGARDING COMPUTATION OF
                               EARNINGS PER SHARE



                                     For the three months ended  For the six months ended
                                                 July 31                July 31
                                             1997      1996        1997        1996
                                           --------  --------    --------    --------

Net income.............................  $2,524,000  $2,776,000  $4,867,000  $5,784,000
                                         ==========  ==========  ==========  ==========

Weighted Average Shares Outstanding:

  Common stock.........................   5,026,000   5,259,000   5,117,000   5,212,000

  Common stock equivalents.............     165,000      99,000     107,000      97,000
                                         ----------  ----------  ----------  ----------

  Weighted average shares outstanding..   5,191,000   5,358,000   5,224,000   5,309,000
                                         ==========  ==========  ==========  ==========

Net income per share...................  $     0.49  $     0.52  $     0.93  $     1.09
                                         ==========  ==========  ==========  ==========

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